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                                                                          10.09

                         GROUNDWATER TECHNOLOGY, INC.

                     NON-QUALIFIED STOCK OPTION AGREEMENT
                     UNDER 1995 DIRECTOR STOCK OPTION PLAN

  Groundwater Technology, Inc., a Delaware corporation (the "Company"), hereby
grants this 21st day of March, 1995 to             (the "Optionee"), an option
to purchase a maximum of 5,000 shares of its Common Stock, $.01 par value, at
the price of $    per share (being 100% of the fair market value of such
shares), on the following terms and conditions:

  1. GRANT UNDER 1995 DIRECTOR STOCK OPTION PLAN. This option is granted pursuant to and is governed by the Company's 1995 Director Stock Option Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on the date of this Agreement.

  2. GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS. This option is intended to be a non-qualified option (rather than an incentive stock option), and the Company intends to take appropriate action, if necessary, to achieve this result. This option is in addition to any other option heretofore or hereafter granted to the Optionee by the Company.

  3. VESTING OF OPTION. If the Optionee has continued to serve the Company in the capacity of a non-employee director on the following dates, the Optionee may exercise this option for the number of shares set opposite the applicable date.

              DATE OPTION                                  NUMBER OF SHARES
          BECOMES EXERCISABLE                           AVAILABLE FOR EXERCISE
          -------------------                           ----------------------
               03/21/96                                                1,666
               03/21/97                                  An Additional 1,667
               03/21/98                                  An Additional 1,667

  Notwithstanding the foregoing, in the event of a change of control of the Company, the Optionee may, to the extent not prohibited by Rule 16b-3 (or any successor or amended provision thereof) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), exercise this option for 100% of the shares that were not otherwise vested. For purposes of the Plan, "change of control" shall mean if any corporation, person, other entity or group of the foregoing acting in concert (other than the Company or any entity that is controlled by the Company) makes a tender or exchange offer the result of which would be that such corporation, person, other entity or group would own 50% or more of the shares of the Company's Common Stock, and which offer has not been approved by the Board of Directors (the "Offer"). In the event of a change of control, the Optionee may exercise this option during the 90-day period following the first purchase of shares of stock pursuant to the Offer.

  The foregoing rights are cumulative and, while the Optionee continues to be a non-employee director of the Company, may be exercised up to and including the scheduled expiration date. All of the foregoing rights are subject to Sections 4(b) and (c), if the Optionee ceases to be a non-employee director of the Company.

  4. PERIOD OF OPTION.

  (a) Expiration. This option shall expire on the date which is seven years after the date of grant.

  (b) Termination of Business Relationship. If the Optionee ceases to be a non-employee director of the Company, other than by reason of death or disability as defined in Section 4(c), no further installments of this option shall become vested, and any portion of this option which is vested

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may be exercised by the Optionee within a period of thirty (30) days following such date the Optionee ceases to be a non-employee director of the Company, but in no event later than the scheduled expiration date.

  (c) Death; Disability. In the event the Optionee ceases to be a member of the Board of Directors of the Company by reason of his disability or death, this option shall be immediately and automatically accelerated and become fully vested and any unexercised portion of this option shall be exercisable by Optionee (or by the Optionee's personal representative, heir or legatee, in the event of death) during the period ending on the expiration date of this option.

  5. EXERCISE OF OPTION.

  (a) Method of Exercise of Option. This option may be exercised by giving written notice to the Company at its principal executive office. Such notice shall state the number of shares being purchased, accompanied by payment in full for such shares. The price for the shares shall be payable in cash or by delivery to the Company of shares of the Common Stock of the Company already owned by the Optionee and held at least six months prior to the date of payment, or by any combination of such methods of payment.

  (b) Delivery of Stock Certificates Upon Exercise. Upon each exercise of this option and the satisfaction of all conditions set forth in this Agreement, the transfer agent of the Company shall, on behalf of the Company, mail or deliver to the Optionee, as promptly as practicable after payment of the option price in full, a certificate or certificates representing the shares then being purchased. Such certificates shall carry appropriate legends as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, as amended, or any state securities laws.

  (c) Restrictions on Issuance of Shares. (i) Notwithstanding the foregoing, the Company shall not be obligated to deliver any such certificate or certificates upon exercise of this option until one of the following conditions shall be satisfied: (1) the shares with respect to which this option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or (2) counsel for the Company shall have given an opinion that such shares are exempt from registration under applicable Federal and state securities laws; and until the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

  (ii) The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which this option may be exercised.

  (d) Agreement to Purchase for Investment. By acceptance of this option, the Optionee agrees that a purchase of shares under this option will be made for investment purpose only and will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless, in the opinion of counsel to the Company, such distribution is in compliance with or exempt from the registration and prospectus requirements of such Act. The Optionee agrees to deliver to the Company written warranties and representations to such effect upon exercise of this option and agrees that the certificate for shares so purchased may be inscribed with a legend to ensure compliance with such Act and with any other applicable securities laws.

  (e) Partial Exercise. Exercise of this option up to the extent vested at a given time may be made in part at any time and from time to time, except that this option may not be exercised for a fraction of a share.

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  6. OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this option.

  7. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

  8. CAPITAL CHANGES AND BUSINESS SUCCESSIONS. It is the purpose of this option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

  9. ENTIRE AGREEMENT, MODIFICATION. This Agreement contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provisions hereof be waived, except by a further written agreement duly signed by each of the parties.

  10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns; provided, however, that with respect to the Optionee, this Agreement is deemed to be personal in nature and may not be assigned or transferred.

  11. INTERPRETATION AND CONSTRUCTION. Any interpretation or construction of this Agreement by the Company's Board of Directors, or a duly authorized committee appointed by the Board, shall be final and conclusive. The section headings are for convenience of reference only and shall not be deemed germane to the interpretation or construction of this Agreement.

  12. SURVIVAL. All representations, warranties and acknowledgements made in this Agreement shall survive the delivery of the certificate or certificates representing the shares purchased pursuant to the exercise of this option.

  13. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts.

  14. REQUIRED APPROVALS. This option is granted pursuant to and subject to all the terms and conditions of the Plan, which was adopted by the Board of Directors on March 21, 1995, and which is incorporated herein by reference. Anything in this Agreement to the contrary notwithstanding, this option shall be of no force and effect unless and until, and shall in no way vest or become exercisable in any respect unless and until, and its effectiveness is subject to, all the events as set forth in Section 15 of the Plan and shall be null and void if such events have not occurred, all as provided in such Section 15.

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  IN WITNESS WHEREOF the Company and the Optionee have caused this Agreement to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of a copy of this Agreement.

Groundwater Technology, Inc.

By: __________________________________
               Optionee

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